                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              SPECTRAN CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                          04-2729372
   (State or other jurisdiction of                           (I.R.S. employer
    incorporation or organization)                        identification number)


50 HALL ROAD, STURBRIDGE, MASSACHUSETTS                           01566
(Address of Principal Executive Offices)                        (Zip code)

                        1991 INCENTIVE STOCK OPTION PLAN
                              (Full Title of Plan)

                               CHARLES B. HARRISON
                            SPECTRAN INDUSTRIAL PARK
                                  50 HALL ROAD
                         STURBRIDGE, MASSACHUSETTS 01566
                    (Name and Address of agent for service)

                                  508-347-2261
          (Telephone number, including area code, or agent for service)


                         CALCULATION OF REGISTRATION FEE

                                     Proposed         Proposed
                       Amount        maximum          maximum        Amount of
Title of securities    to be      offering price     aggregate      registration
 to be registered    registered     per unit (1)   offering price       fee
 ----------------    ----------     ------------   --------------   ------------
Common Stock,          830,000        $5.281         $4,383,230      $1,293.05
 par value $.10

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Company's Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on August 4, 1998.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of SpecTran Corporation Common Stock in connection with its 1991 Stock Option Plan. Pursuant thereto, the Registrant's Registration Statement on Form S-8 filed March 23, 1992, SEC File No. 33-46581, is hereby incorporated by reference.

ITEM 8. EXHIBITS

Exhibit                                                          Sequential Page
Number                                                               Number
--------------------------------------------------------------------------------
   4    -    SpecTran Corporation 1991 Incentive Stock
             Option Plan, as filed as Exhibit 4(b) to the Registrant's Registration Statement on Form
             S-8 filed March 23, 1992 (SEC File No. 33-46581) is incorporated herein by reference.

  5     -    Opinion of Nordlicht & Hand, counsel for the
             Company.

23(a)   -    Consent of KPMG Peat Marwick.

23(b)   -    Consent of Nordlicht & Hand, contained in
             opinion of counsel filed as Exhibit 5.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that he has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturbridge, State of Massachusetts on July 29, 1998.

                                    SPECTRAN CORPORATION
                                       (Registrant)


                                    By: /s/ Charles B. Harrison
                                        --------------------------------------
                                        Charles B. Harrison, President and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Title                          Date
----                                -----                          ----

/s/ Charles B. Harrison                                            July 29, 1998
-------------------------------
Charles B. Harrison                 President,
                                    Chief Executive Officer,
                                    and Director (Principal
                                    Executive Officer)

/s/ Raymond E. Jaeger                                              July 29, 1998
-------------------------------
Dr. Raymond E. Jaeger               Chairman of the Board
                                    of Directors



/s/ Bruce A. Cannon                                                July 29, 1998
-------------------------------
Bruce A. Cannon                     Chief Financial Officer,
                                    Senior Vice President,
                                    Secretary, Treasurer, and
                                    Director(Principal
                                    Financial Officer)


/s/ John E. Chapman                                                July 29, 1998
-------------------------------
John E. Chapman                     Senior Vice President and
                                    Director



/s/ Paul D. Lazay                                                  July 29, 1998
-------------------------------
Paul D. Lazay                       Director

                                                                   July 29, 1998
-------------------------------
Ira S. Nordlicht                    Director



/s/ Richard M. Donofrio                                            July 29, 1998
-------------------------------
Richard M. Donofio                  Director



/s/ Lily K. Lai                                                    July 29, 1998
-------------------------------
Dr. Lily K. Lai                     Director



/s/ Robert A. Schmitz                                              July 29, 1998
-------------------------------
Robert A. Schmitz                   Director

                                EXHIBIT INDEX
                                -------------

4       -    SpecTran Corporation 1991 Incentive Stock
             Option Plan, as filed as Exhibit 4(b) to the Registrant's Registration Statement on Form
             S-8 filed March 23, 1992 (SEC File No. 33-46581) is incorporated herein by reference.

5       -    Opinion of Nordlicht & Hand, counsel for the
             Company.

23(a)   -    Consent of KPMG Peat Marwick.

23(b)   -    Consent of Nordlicht & Hand, contained in
             opinion of counsel filed as Exhibit 5.